                                                                     EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           AKAMAI TECHNOLOGIES, INC.,

                            ALOHA MERGER CORPORATION,

                                       AND

                         NETWORK24 COMMUNICATIONS, INC.


                          DATED AS OF JANUARY 14, 2000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER                                    1

1.1        Merger.............................................................1
1.2        Time and Place of Closing..........................................2
1.3        Effective Time.....................................................2

ARTICLE 2 TERMS OF MERGER                                                     2

2.1        Articles of Incorporation..........................................2
2.2        Bylaws.............................................................2
2.3        Directors and Officers.............................................3

ARTICLE 3 MANNER OF CONVERTING SHARES                                         3

3.1        Conversion of Shares...............................................3
3.2        Anti-Dilution Provisions...........................................4
3.3        Shares Held by Company or Parent...................................4
3.4        Dissenting Stockholders............................................4
3.5        Fractional Shares..................................................5
3.6        Conversion of Stock Options and Warrants; Restricted Stock.........5

ARTICLE 4 EXCHANGE OF SHARES                                                  6

4.1        Exchange Procedures................................................6
4.2        Rights of Former Company Stockholders..............................8
4.3        Escrow Agreement...................................................8
4.4        Restricted Stock; Legending of Certificates........................9

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF Company                           9

5.1        Organization, Standing, and Power..................................9
5.2        Authority of Company; No Breach By Agreement......................10
5.3        Capital Stock.....................................................11
5.4        Company Subsidiaries..............................................11
5.5        Financial Statements..............................................11
5.6        Absence of Undisclosed Liabilities................................12
5.7        Absence of Certain Changes or Events..............................12
5.8        Tax Matters.......................................................12
5.9        Assets............................................................13
5.10       Intellectual Property.............................................14
5.11       Environmental Matters.............................................16
5.12       Compliance with Laws..............................................16
5.13       Labor Matters.....................................................17
5.14       Employee Benefit Plans............................................17
5.15       Material Contracts................................................19
5.16       Legal Proceedings.................................................20
5.17       Reports...........................................................20
5.18       Statements True and Correct.......................................21
5.19       Tax and Regulatory Matters........................................21

5.20       State Takeover Laws...............................................21
5.21       Charter Provisions................................................21
5.22       Investment Intention..............................................21
5.23       Board Recommendation..............................................22

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PARENT                           22

6.1        Organization, Standing, and Power.................................22
6.2        Authority; No Breach By Agreement.................................22
6.3        Capital Stock.....................................................23
6.4        SEC Filings; Financial Statements.................................23
6.5        Absence of Certain Changes or Events..............................24
6.6        Tax Matters.......................................................24
6.7        Compliance with Laws..............................................25
6.8        Legal Proceedings.................................................25
6.9        Reports...........................................................25
6.10       Statements True and Correct.......................................26
6.11       Authority of Sub..................................................26
6.12       Accounting, Tax and Regulatory Matters............................26

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION                           27

7.1        Affirmative Covenants of Company..................................27
7.2        Negative Covenants of Company.....................................27
7.3        Adverse Changes in Condition......................................29

ARTICLE 8 ADDITIONAL AGREEMENTS                                              29

8.1        Stockholder Approval..............................................29
8.2        Exchange Listing..................................................29
8.3        Regulatory Filings; Required Consents.............................29
8.4        Filings with State Offices........................................30
8.5        Agreement as to Efforts to Consummate.............................30
8.6        Investigation and Confidentiality.................................31
8.7        Press Releases....................................................31
8.8        Certain Actions...................................................31
8.9        Accounting and Tax Treatment......................................32
8.10       State Takeover Laws...............................................32
8.11       Charter Provisions................................................32
8.12       Employee Benefits and Contracts...................................32
8.13       Indemnification...................................................33
8.14       Registration Rights...............................................34
8.15       Treatment of HP Warrants..........................................34

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE                  34

9.1        Conditions to Obligations of Each Party...........................34
9.2        Conditions to Obligations of Parent...............................36
9.3        Conditions to Obligations of Company..............................37

ARTICLE 10 TERMINATION                                                       38

10.1       Termination.......................................................38

10.2          Effect of Termination..........................................39

ARTICLE 11 MISCELLANEOUS                                                     39

11.1          Definitions....................................................39
11.2          Expenses.......................................................48
11.3          Brokers and Finders............................................48
11.4          Entire Agreement...............................................48
11.5          Amendments.....................................................48
11.6          Waivers........................................................49
11.7          Assignment.....................................................49
11.8          Notices........................................................49
11.9          Governing Law..................................................50
11.10         Counterparts...................................................50
11.11         Captions; Articles and Sections................................50
11.12         Interpretations................................................51
11.13         Enforcement of Agreement.......................................51
11.14         Severability...................................................52

                                LIST OF EXHIBITS


EXHIBIT NUMBER    DESCRIPTION
--------------    -----------

      1.          Form of Stockholders' Voting Agreement

      2.          Agreement of Merger

      3.          Form of Stockholder Representation Agreement

      4.          Form of Escrow Agreement

      5.          Declaration of Registration Rights

      6. Matters as to Which Rosenblum Parish & Isaacs, A Law Corporation Will Opine

      7.          Form of Agreement with Certain Employees

      8.          Form of Agreement with Daniel J. Fraisl

      9.          Form of Claims Letter

      10.         Matters as to Which Alston & Bird LLP Will Opine

                          AGREEMENT AND PLAN OF MERGER


           THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of January 14, 2000, by and among AKAMAI TECHNOLOGIES, INC. ("PARENT"), a Delaware corporation; ALOHA MERGER CORPORATION ("SUB"), a California corporation; and NETWORK24 COMMUNICATIONS, INC. ("COMPANY"), a California corporation.


                                    PREAMBLE

           The respective Boards of Directors of Company, Sub and Parent are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Company by Parent pursuant to the merger of Company with and into Sub. At the effective time of such merger, the outstanding shares of the capital stock of Company shall be converted into the right to receive shares of the common stock of Parent (except as provided herein). As a result, stockholders of Company shall become stockholders of Parent and Sub shall continue to conduct it's business and operations of Company as a wholly owned subsidiary of Parent. The transactions described in this Agreement are subject to the approval of the stockholders of Company and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Internal Revenue Code.

           Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the directors of Company and each of the holders of 5% or more of the outstanding shares of Company Capital Stock has executed and delivered to Parent an agreement in substantially the form of Exhibit 1 (the "VOTING AGREEMENTS"), pursuant to which they have agreed, among other things, to vote the shares of Company Capital Stock over which such Persons have voting power to approve and adopt this Agreement.

           Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

           NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

           1.1        MERGER

           Subject to the terms and conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit 2 (the "PLAN OF MERGER") and the applicable provisions of the California

Corporations Code, at the Effective Time, Company shall be merged with and into Sub (the "MERGER"). Sub shall be the Surviving Corporation resulting from the Merger, shall remain a wholly owned Subsidiary of Parent and shall continue to be governed by the Laws of the State of California. The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, which has been approved and adopted by the respective Boards of Directors of Company, Sub and Parent and by Parent, as the sole stockholder of Sub.

           1.2        TIME AND PLACE OF CLOSING

           The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

           1.3        EFFECTIVE TIME

           The Merger and other transactions contemplated by this Agreement and the Plan of Merger shall become effective on the date and at the time the Plan of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of the California Corporations Code, shall become effective with the Secretary of State of the State of California (the "EFFECTIVE TIME"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Company approve this Agreement to the extent such approval is required by applicable Law; or such later date within 30 days thereof as may be specified by Parent.

                                    ARTICLE 2
                                 TERMS OF MERGER

           2.1        ARTICLES OF INCORPORATION

           The Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed; provided, that the Articles of Incorporation of the Surviving Corporation shall be amended to provide that the name of the Surviving Corporation shall be "Network24 Communications, Inc."

           2.2        BYLAWS

           The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

           2.3       DIRECTORS AND OFFICERS

           The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Company in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

           3.1       CONVERSION OF SHARES

           Subject to the provisions of this ARTICLE 3, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Sub or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                     (a) Each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                     (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time. Each stock certificate of Sub evidencing ownership of any shares of Sub Common Stock shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

                     (c) Each share of Company Common Stock (excluding shares held by Company or any Parent Entity and shares held by stockholders who perfect, and not withdrawn or otherwise forfeited at or prior to the Effective Time, their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for (i) the right to receive 0.033752 of a share of Parent Common Stock (the "Common Firm Exchange Ratio") and
           (ii) (subject to the provisions of Section 4.3) the contingent right to receive 0.003750 of a share of Parent Common Stock (the "Escrow Exchange Ratio"). The sum of the Firm Exchange Ratio and the Escrow Exchange Ratio (0.037502 of a share of Parent Common Stock) is referred to herein as the "Common Exchange Ratio".

                     (d) Each share of Company Series A Stock (excluding shares held by Company or any Parent Entity and shares held by stockholders who perfect, and not withdrawn or otherwise forfeited at or prior to the Effective Time, their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for (i) the right to receive a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock into which such share of Company Series A Stock was convertible immediately prior to the Effective Time, pursuant to Company's articles of incorporation as in effect immediately prior to the Effective Time, multiplied by
           0.024376 (the "Preferred Firm Exchange Ratio"), (ii) (subject to the provisions of Section 4.3) the contingent right to receive a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock into which such share of Company Series A Stock was convertible immediately prior to the Effective Time, pursuant to Company's articles of incorporation as in effect immediately prior to the Effective Time, multiplied by the Escrow Exchange Ratio, and
           (iii) the right to receive a cash payment from Parent in the amount of $2.156345 (the "Preferred Cash Payment"). For purposes of this Agreement, the "Firm Shares" shall mean the aggregate number of shares of Parent Common Stock issuable pursuant to Sections 3.1(c)(i) and 3.1(d)(i) and "Escrow Shares" shall mean the aggregate number of shares of Parent Common Stock issuable pursuant to Sections 3.1(c)(ii) and 3.1(d)(ii).

           3.2       ANTI-DILUTION PROVISIONS

           In the event Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Common Firm Exchange Ratio, the Preferred Firm Exchange Ratio and the Escrow Exchange Ratio shall be proportionately adjusted.

           3.3       SHARES HELD BY COMPANY OR PARENT

           Each of the shares of Company Capital Stock held by Company or by any Parent Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

           3.4       DISSENTING STOCKHOLDERS

           Any holder of shares of Company Capital Stock who perfects, and has not withdrawn or otherwise forfeited at or prior to the Effective Time, such holder's dissenters' rights in accordance with and as contemplated by the California Corporations Code (a "DISSENTING STOCKHOLDER") shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any Dissenting Stockholder unless and until such Dissenting Stockholder has complied with the applicable provisions of the California Corporations Code and surrendered to Company the certificate or certificates representing the shares of Company Capital Stock for which payment is being made. In the event that after the Effective Time a Dissenting Stockholder of Company fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares of Company Capital Stock, Parent shall issue and deliver the consideration to which such holder of shares of Company Capital Stock is entitled under this ARTICLE 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Company Capital Stock held by such holder.

           3.5       FRACTIONAL SHARES

           Notwithstanding any other provision of this Agreement, each holder of shares of Company Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Firm Share (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Firm Share multiplied by the last sale price of Parent Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

           3.6       CONVERSION OF STOCK OPTIONS AND WARRANTS; RESTRICTED STOCK.

                     (a) At the Effective Time, each option, warrant or other Equity Right to purchase shares of Company Capital Stock ("Company Equity Rights") granted by Company under the Company Stock Plan or otherwise, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Equity Right, in accordance with the terms of the Company Stock Plan and stock option agreement or other agreement or instrument by which it is evidenced, except that from and after the Effective Time, (i) Parent and its Compensation Committee shall be substituted for Company and the Committee of Company's Board of Directors (including, if applicable, the entire Board of Directors of Company) administering the Company Stock Plan, (ii) each Company Equity Right assumed by Parent may be exercised solely for shares of Parent Common Stock (or cash, if so provided under the terms of such Company Equity Right), (iii) the maximum number of shares of Parent Common Stock subject to such Company Equity Right shall be equal to the number of shares (rounded down to the nearest whole share) of Company Common Stock subject to such Company Equity Right immediately prior to the Effective Time multiplied by the Common Exchange Ratio, and (iv) the per share exercise price under each such Company Equity Right shall be adjusted by dividing the per share exercise price under each such Company Equity Right by the Common Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Parent shall not be obligated to issue any fraction of a share of Parent Common Stock upon exercise of Company Equity Rights and any fraction of a share of Parent Common Stock that otherwise would be subject to a converted Company Equity Right shall represent the right to receive a cash payment upon exercise of such converted Company Equity Right equal to the product of such fraction and the difference between the market value of one share of Parent Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Parent Common Stock at the time of exercise of an Option shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the date of exercise. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6, each Company Equity Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

                     (b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in each Company Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Company Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger), and Parent shall comply with the terms of each Company Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Company Stock Plan, that Company Equity Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance sufficient shares of Parent Common Stock for delivery upon exercise of Company Equity Rights assumed by it in accordance with this Section 3.6. As soon as practicable after the Effective Time, Parent shall file one or more registration statements on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Company Equity Rights granted under the Company Stock Plan and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                     (c) All contractual restrictions or limitations on transfer with respect to Company Common Stock awarded under the Company Stock Plan or any other plan, program, Contract or arrangement of Company, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, Contract or arrangement, shall remain in full force and effect with respect to shares of Parent Common Stock into which such restricted stock is converted pursuant to Section 3.1.

                     (d) Each of Company and Parent agrees to take all necessary steps to effectuate the provisions of this Section 3.6, including using its reasonable efforts to obtain from each holder of a Company Equity Right any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.6, including an agreement not to exercise after the Effective Time Company Equity Rights granted under the Company Stock Plan until Parent has filed a registration statement on Form S-8 in accordance with this Section. Anything in this Agreement to the contrary notwithstanding, Parent shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.6 to a former holder of a Company Equity Right who has not delivered such Consent or Contract.


                                    ARTICLE 4
                               EXCHANGE OF SHARES

           4.1       EXCHANGE PROCEDURES

                     (a) Promptly after the Effective Time, Parent shall make available to Parent's transfer agent or another exchange agent selected by Parent (the "Exchange Agent") for exchange in accordance with this Section 4.1 the Firm Shares and cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 3.5. Promptly after the Effective Time, Parent and Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which represented shares of Company Capital Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), which shall include or be accompanied by the Stockholder Representation Agreement. The Certificate or Certificates so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Company Capital Stock represented by Certificates that are not registered in the transfer records of Company, the consideration provided in
Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.

                     (b) After the Effective Time, each holder of shares of Company Capital Stock (other than shares to be canceled pursuant to Section
3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall deliver to the Exchange Agent the Certificate or Certificates representing such shares and the Shareholder Representation Agreement in the form attached hereto as Exhibit 3 (or such other form as shall be reasonably satisfactory to Parent) and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2. To the extent required by Section 3.5, each holder of shares of Company Capital Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest). Parent shall not be obligated to deliver the consideration to which any former holder of Company Capital Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates (or substitute documentation as provided in this Section 4.1) for exchange as provided in this Section 4.1 and delivers the Stockholder Representation Agreement, which Company acknowledges and agrees is a condition to effecting the issuance of Parent Common Stock as a private placement pursuant to Section 4(2) of the Securities Act and that Parent will be relying upon the representations made by each stockholder of Company in the applicable Stockholder Representation Agreement in connection with the issuance of Parent Common Stock to such stockholder.

                     (c) Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign Tax Law. To the extent that any amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent, as the case may be.

                     (d) Any other provision of this Agreement notwithstanding, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Company Capital Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           4.2       RIGHTS OF FORMER COMPANY STOCKHOLDERS

                     (a) At the Effective Time, the stock transfer books of Company shall be closed as to holders of Company Capital Stock immediately prior to the Effective Time and no transfer of Company Capital Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Company Capital Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor.

                     (b) Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Parent Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

           4.3       ESCROW AGREEMENT

           In connection with the Closing, Parent, the Escrow Agent and the Stockholders' Representative shall have executed and delivered to the other an escrow agreement (the "ESCROW AGREEMENT"), which shall be in substantially the form of Exhibit 4 (with such reasonable and customary modifications as the Escrow Agent may require). The Escrow Shares to be issued pursuant to Sections 3.1(c)(ii) and 3.1(d)(ii) shall be issued to, and registered in the name of, the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to
Section 4.1 and shall held by the Escrow Agent pursuant to the terms of the Escrow Agreement and distributed in accordance with terms thereof. The representations, warranties and agreements of Company contained in this Agreement and in any certificate delivered pursuant to this Agreement shall survive the Closing in accordance with the terms of the Escrow Agreement notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

           4.4       RESTRICTED STOCK; LEGENDING OF CERTIFICATES

           The shares of Parent Common Stock to be issued in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof or Regulation D promulgated thereunder, and Parent is relying on the representations of Company and the stockholders of the Company with respect to such exemption. Stop transfer instructions with respect to the shares of Parent Common Stock received by each stockholder of Company pursuant to the Merger will be given to Parent's transfer agent and there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

        "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available."

The foregoing legend will also be placed on any certificate representing securities issued subsequent to the original issuance of the Parent Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Parent Common Stock issued pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom.


                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

           Company hereby represents and warrants to Parent as follows, except as disclosed in the Company Disclosure Memorandum:

           5.1       ORGANIZATION, STANDING, AND POWER

           Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of California, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The minute book and other organizational documents for Company have been made available to Parent for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

           5.2       AUTHORITY OF COMPANY; NO BREACH BY AGREEMENT

                     (a) Company has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Company, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Company Capital Stock, voting as a single class, by the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Company Common Stock, voting as a separate class, and by the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Company Series A Stock, voting as a separate class, which are the only stockholder votes required for approval of this Agreement and consummation of the Merger by Company. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                     (b) Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof, will (i) subject to receipt of requisite stockholder approvals, conflict with or result in a breach of any provision of Company's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Company Subsidiary or any resolution adopted by the board of directors or the stockholders of Company, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Company under, any Contract or Permit of Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Company or any of its material Assets.

                     (c) Other than (i) the approval of this Agreement and the Plan of Merger by the requisite votes of the holders of Company Capital Stock, (ii) the filing of the Plan of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of the California Corporations Code, and (iii) such filings, authorizations or approvals as may be set forth in
Section 5.2(c) of the Company Disclosure Memorandum, no notice to, filing with, or Consent of, any Person is necessary for the consummation by Company of the Merger and the other transactions contemplated in this Agreement.

                     (d) Prior to execution of this Agreement, (i) the Amended and Restated Shareholders Agreement, dated as of August 16, 1999, among Company and the holders of

Company Capital Stock named therein (the "Company Shareholders Agreement"), has been amended to provide that the provisions of Section 4.2 of the Shareholders Agreement shall not apply to the Merger or any of the other transactions contemplated by this Agreement and that the Shareholders Agreement shall be terminated automatically effective as of the Effective Time, (ii) the Registration Rights Agreement, dated as of August 16, 1999, among Company and the holders of Company Capital Stock named therein (the "Company Registration Rights Agreement" ), has been amended to provide that the Company Registration Rights Agreement shall be terminated automatically effective as of the Effective Time, and (iii) the Series A Preferred Stock Purchase Agreement, dated as of August 16, 1999, among Company and the holders of Company Capital Stock named therein (the "Purchase Agreement" ), has been amended to provide that the Purchase Agreement shall be terminated automatically effective as of the Effective Time.

           5.3       CAPITAL STOCK

                     (a) The authorized capital stock of Company consists of (i) 100,000,000 shares of Company Common Stock, of which 12,191,574 shares are issued and outstanding as of the date of this Agreement, and (ii) 20,000,000 shares of Company Preferred Stock, of which 5,793,925 shares of Company Series A Stock are issued and outstanding. All of the issued and outstanding shares of Company Capital Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the California Corporations Code. None of the outstanding shares of Company Capital Stock has been issued in violation of any preemptive rights of the current or past stockholders of Company.

                     (b) Except as set forth in Section 5.3(a) or as disclosed in Section 5.3 of the Company Disclosure Memorandum, there are no shares of capital stock or other equity securities of Company outstanding and no outstanding Equity Rights relating to the capital stock or equity securities of Company.

                     (c) The duration, vesting schedule, exercisability and other terms of each Company Equity Right assumed by Parent pursuant to
Section 3.6 immediately after the Effective Time shall be the same as the corresponding terms in effect immediately prior to the Effective Time and the vesting of stock options under the Company Stock Plan shall not be accelerated as a result of the Merger. Since the date of issuance of the Company Series A Stock, there have been no events which, under the terms of the Company Series A Stock, have caused or will cause any reduction in the conversion price or increase in the conversion ratio of the Company Series A Stock.

           5.4       COMPANY SUBSIDIARIES

           Company has no Subsidiaries.

           5.5       FINANCIAL STATEMENTS

           Each of the Company Financial Statements was prepared on a consistent basis throughout the periods involved, and fairly presented in all material respects the financial position of Company as at the respective dates and the results of operations and cash flows for the periods indicated. Copies of all Company Financial Statements are attached to Section 5.5 of the

Company Disclosure Memorandum, which also sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to Company.

           5.6       ABSENCE OF UNDISCLOSED LIABILITIES

           Company has no Liabilities that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, except Liabilities which are accrued or reserved against in the balance sheets of Company as of December 31, 1998 and September 30, 1999, included in the Company Financial Statements delivered prior to the date of this Agreement. Company has not incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Company is not directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $25,000.

           5.7       ABSENCE OF CERTAIN CHANGES OR EVENTS

           Since November 30, 1999, (i) there have been no events, changes, or occurrences (whether or not covered by insurance) which have had, or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) Company has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Company provided in
ARTICLE 7.

           5.8       TAX MATTERS

                     (a) All Tax Returns required to be filed by or on behalf of Company have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Company Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of Company. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement,there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Company Material Adverse Effect, except as reserved against in the Company Financial Statements delivered prior to the date of this Agreement. Company's federal income Tax Returns have never been audited by the IRS or any other Tax authority. There are no Liens with respect to Taxes upon any of the Assets of Company, except for any such Liens which are not reasonably likely to have a Company Material Adverse Effect.

                     (b) None of the Company Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                     (c) The provision for any Taxes due or to become due for any of the Company Entities for the period or periods through and including the date of the respective Company Financial Statements that has been made and is reflected on such Company Financial Statements is sufficient to cover all such Taxes.

                     (d) Deferred Taxes of Company have been provided for in accordance with GAAP.

                     (e) Company is not a party to any Tax allocation or sharing agreement and Company has never been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or has any Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                     (f) Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                     (g) Company has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code.

                     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Company Entities that occurred during or after any Taxable Period in which the Company Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

                     (i) Company does not have and has not had in any foreign country a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

           5.9       ASSETS

                     (a) Except as reserved against in the Company Financial Statements delivered prior to the date of this Agreement, Company has good and marketable title, free and clear of all Liens, to all of its Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Company Material Adverse Effect. All tangible properties used in the business of Company are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Company's past practices.

                     (b) All items of inventory of the Company Entities reflected on the most recent balance sheet included in the Company Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the Company Entities are a part.

                     (c) The accounts receivable of Company as set forth on the most recent balance sheet included in the Company Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the Company Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses on such balance sheet.

                     (d) All Assets which are material to Company's business, held under leases or subleases by Company, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                     (e) The Company Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by similar organizations. None of the Company Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $5,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by Company under such policies.

                     (f) The Assets of Company include all Assets required to operate the business of Company as presently conducted.

           5.10      INTELLECTUAL PROPERTY

                     (a) Section 5.10(a) of the Company Disclosure Memorandum sets forth separately all patents and patent applications (domestic and foreign), trademark registrations and trademark applications (domestic and foreign) and all copyright registrations (x) of which Company is the owner, identifying the subject matter and any related registration, (y) that Company uses pursuant to license or other authorization of any Person, listing the subject matter, any ancillary registration and the source of authorization and
(z) that Company owns jointly with any other Person. Company has made available to Parent correct and complete copies of all such patents, franchises, registrations, applications, licenses, agreements and authorizations (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 5.10(a) of the Company Disclosure Memorandum also identifies all owned or licensed software that is integral to the delivery by Company of the products and services it offers.

                     (b) Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property that is used or proposed to be used in the business of Company as currently conducted or as proposed to be conducted by Company ("Company Intellectual Property"). Except for license fees paid in respect of "shrink-wrap" software, Company pays no royalty to any Person with respect to any Company Intellectual Property. Each item of Company Intellectual Property owned or used by Company immediately prior to the Effective Time will be owned or available for use on identical terms and conditions immediately subsequent to the Effective Time.

                     (c) Section 5.10(c) of the Company Disclosure Memorandum also identifies each trade name or unregistered trademark used by Company in connection with its business.

                     (d) Company has not infringed upon or misappropriated any Intellectual Property of any Person, and Company has not received any unresolved charge, complaint, claim, demand or notice alleging any such infringement from any Person or misappropriation (including any claim that Company must obtain an independent license from any Person or refrain from using any Intellectual Property rights of any Person). To the Knowledge of Company, no other Person has infringed upon or misappropriated any Intellectual Property rights of Company.

                     (e) The software owned or purported to be owned by Company was either (i) developed by employees of Company within the scope of their employment, (ii) developed by independent contractors or consultants who have assigned their rights to Company pursuant to written agreements, or (iii) otherwise acquired by Company from another Person.

                     (f) All employees and independent contractors and consultants of Company have executed and delivered to Company, agreements regarding the protection of Company's proprietary information and the assignment to Company of any Company Intellectual Property arising from services performed for Company by such persons.

                     (g) Company has obtained or entered into appropriate written agreements with its employees and with third parties in connection with the disclosure to or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by Company and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Confidential Information"). Company has not furnished the source code of any of its software products to any Person, deposited any such source code in escrow or otherwise provided access to such source code to any Person.

                     (h) No officer, director or employee of Company is party to any Contract with any Person other than Company which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than Company or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than Company. No officer, director or employee of Company is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including Company.

                     (i) Company has taken reasonable steps with the intent of ensuring that its products (including existing products and technology and products and technology currently under development) are, when used in accordance with associated documentation on a specified platform or platforms, capable of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and, making leap year calculations, provided that all other non-Company products (e.g., hardware, software and firmware) used in or in combination with such products, properly exchange data with Company's products.

           5.11      ENVIRONMENTAL MATTERS

                     (a) To the Knowledge of Company, Company and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                     (b) To the Knowledge of Company,there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which Company or any of its Operating Properties (or Company in respect of such Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Company or any of its Operating Properties, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                     (c) During the period of (i) Company's ownership or operation of any of their respective current properties, or (ii) Company's holding of a security interest in a Operating Property, to the Knowledge of Company, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the period of (i) Company's ownership or operation of any of their respective current properties, or (ii) Company's holding of a security interest in a Operating Property, to the Knowledge of Company,there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

           5.12      COMPLIANCE WITH LAWS

           Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Company:

                     (a) is not in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

                     (b) is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; or

                     (c) since January 1, 1995, has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or (iii) requiring Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

           Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Parent.

           5.13      LABOR MATTERS

           Company is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is Company party to any collective bargaining agreement, nor is there any strike or other labor dispute involving Company, pending or threatened, or to the Knowledge of Company, is there any activity involving Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.
Section 5.13 of the Company Disclosure Memorandum sets forth an accurate and complete list of all current directors, officers and employees of Company, showing each such person's name, positions, and annual rate of remuneration, and bonus arrangements and fringe benefits, not otherwise required to be identified in Section 5.14(a) of the Company Disclosure Memorandum, for the current fiscal year.

           5.14      EMPLOYEE BENEFIT PLANS.

                     (a) Company has disclosed in Section 5.14(a) of the Company Disclosure Memorandum, and has delivered or made available to Parent prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan." No Company ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code). No Company Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                     (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Company, Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Company to a Tax imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                     (c) There is no "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Company, or any single-employer plan of any entity which is considered one employer with Company under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate"). Company has not provided, and is not required to provide, security to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                     (d) Company has no Liability for retiree health and life benefits under any of the Company Benefit Plans and there are no restrictions on the rights of Company to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Company Material Adverse Effect.

                     (e) Company is not a party to any oral or written (i) Contract with any stockholders, director, executive officer or other key employee of Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company of the nature of any of the transactions contemplated by this Agreement,
(B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) Contract under which any Person may receive payments from Company that may be subject to the tax imposed by Section 4999 of the Internal Revenue Code or included in the determination of such Person's "parachute payment" under Section 280G of the Internal Revenue Code; and (iii) Contract binding Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                     (f) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the most recent Company Financial Statements delivered prior to execution of this Agreement to the extent required by and in accordance with GAAP.

                     (g) Each Company Benefit Plan is amendable and terminable unilaterally by Company at any time without Liability to Company as a result thereof and no Company Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Company from amending or terminating any such Company Benefit Plan.

           5.15      MATERIAL CONTRACTS

                     (a) Section 5.15(a) of the Company Disclosure Memorandum identifies each of the following Contracts to which Company, or any of its Assets, businesses, or operations, is a party, or is bound or affected by, or receives benefits under: (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract for the borrowing of money (other than Contracts evidencing trade payables arising in the ordinary course of business), any currency exchange, commodities or other hedging arrangement, or any leasing transaction of the type required to be capitalized in accordance with GAAP, or for the guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities of any other Person, (iii) any Contract which prohibits or restricts Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person other than Company, (iv) any Contract with any Person with whom Company does not deal at arm's length within the meaning of the Internal Revenue Code,
(v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses),
(vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by Company (other than Contracts entered into in the ordinary course with customers), (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $100,000), and (ix) any other Contract that expires or may be renewed at the option of any Person other than Company so as to expire more than one year after the date of this Agreement (together with all Contracts referred to in Sections 5.9 and 5.14(a), the "Company Contracts").

                     (b) With respect to each Company Contract: (i) the Contract is in full force and effect; (ii) Company is not in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) Company has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Company, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of Company for money borrowed is prepayable at any time by Company without penalty or premium.

                     (c) No customer which individually accounted for more than 5% of Company's consolidated gross revenues during the 12-month period preceding the date of this Agreement, and no supplier of Company has canceled or otherwise terminated, or made any written threat to Company to cancel or otherwise terminate, its relationship with Company, or has decreased materially its services or supplies to Company in the case of any such supplier, or its usage of the services or products of Company in the case of such customer, and to the Knowledge of Company, no such supplier or customer intends to cancel or otherwise terminate its relationship with Company or to decrease materially its services or supplies to Company or its usage of the services or products of Company, as the case may be.

           5.16      LEGAL PROCEEDINGS

           There is no Litigation instituted or pending, or, to the Knowledge of Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Company, or against any director, employee or employee benefit plan of Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Company, that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Company is not involved in or, to the Knowledge of Company, reasonably anticipates any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, representatives or independent contractors (or any current or former employees of any of the foregoing Persons). Section 5.16 of the Company Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which Company is a party and which names Company as a defendant or cross-defendant or for which Company has any potential Liability.

           5.17      REPORTS

           Since the date of organization, Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           5.18      STATEMENTS TRUE AND CORRECT

           No statement, certificate, instrument, or other writing furnished or to be furnished by Company to Parent pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All copies of Contracts delivered to Parent and its Representatives by or on behalf of Company that are unsigned by one or more parties thereto (i) have been signed by all parties thereto in the form supplied to Parent and (ii) are true and correct copies of such Contracts and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. All documents that Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

           5.19      TAX AND REGULATORY MATTERS

           Neither Company nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section 9.1(b).

           5.20      STATE TAKEOVER LAWS

           Company has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws").

           5.21      CHARTER PROVISIONS

           Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of Company or restrict or impair the ability of Parent or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Company that may be directly or indirectly acquired or controlled by them.

           5.22      INVESTMENT INTENTION

           To the Knowledge of Company, each holder of Company Capital Stock is acquiring the shares of Parent Common Stock to be issued pursuant to this Agreement for investment only, for such stockholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

           5.23      BOARD RECOMMENDATION

           The Board of Directors of Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all but one of the directors then in office) (i) determined that this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby, including the Merger, and the Voting Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the holders of Company Capital Stock and (ii) resolved to recommend that the holders of the shares of Company Capital Stock approve this Agreement and the Plan of Merger.


                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                    ----------------------------------------

           Parent hereby represents and warrants to Company as follows, except as disclosed in the Parent Disclosure Memorandum:

           6.1       ORGANIZATION, STANDING, AND POWER

           Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Parent is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

           6.2       AUTHORITY; NO BREACH BY AGREEMENT.

                     (a) Parent has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Parent. This Agreement represents a legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                     (b) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of

Parent's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Parent Entity under, any Contract or Permit of any Parent Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Parent Entity or any of their respective material Assets.

                     (c) Other than such Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Parent of the Merger and the other transactions contemplated in this Agreement.

           6.3       CAPITAL STOCK

           The authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock, of which 92,756,594 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Parent Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Parent Capital Stock are, and all of the shares of Parent Common Stock to be issued in exchange for shares of Company Capital Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Parent Capital Stock has been, and none of the shares of Parent Common Stock to be issued in exchange for shares of Company Capital Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Parent.

           6.4       SEC FILINGS; FINANCIAL STATEMENTS.

                     (a) Parent has timely filed and made available to Company all SEC Documents required to be filed by Parent (the "Parent SEC Reports"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading.

                     (b) Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

           6.5       ABSENCE OF CERTAIN CHANGES OR EVENTS

           Since September 30, 1999, except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there have been no events, changes or occurrences (whether or not covered by insurance) which have had, or are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

           6.6       TAX MATTERS.

                     (a) All Tax Returns required to be filed by or on behalf of any of the Parent Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Parent Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of Parent. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement,there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Parent Material Adverse Effect, except as reserved against in the Parent Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                     (b) None of the Parent Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                     (c) The provision for any Taxes due or to become due for any of the Parent Entities for the period or periods through and including the date of the respective Parent Financial Statements that has been made and is reflected on such Parent Financial Statements is sufficient to cover all such Taxes.

                     (d) Deferred Taxes of the Parent Entities have been provided for in accordance with GAAP.

                     (e) None of the Parent Entities is a party to any Tax allocation or sharing agreement and none of the Parent Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) has any Liability for Taxes of any Person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law) as a transferee or successor or by Contract or otherwise.

           6.7       COMPLIANCE WITH LAWS

           Each Parent Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. None of the Parent Entities:

                     (a) is in Default under its Certificate of Incorporation or Bylaws (or other governing instruments); or

                     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect; or

                     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Parent Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, or (iii) requiring any Parent Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

           6.8       LEGAL PROCEEDINGS

           There is no Litigation instituted or pending, or, to the Knowledge of Parent, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Parent Entity, or against any director, employee or employee benefit plan of any Parent Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Parent Entity, that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

           6.9       REPORTS

           Since the date of organization, each Parent Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           6.10      STATEMENTS TRUE AND CORRECT

           No statement, certificate, instrument or other writing furnished or to be furnished by any Parent Entity or any Affiliate thereof to Company pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Parent Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

           6.11      AUTHORITY OF SUB

           Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of California as a wholly owned Subsidiary of Parent. The authorized capital stock of Sub shall consist of 1,000 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by Parent free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Parent, as the sole stockholder of Sub, has voted prior to the Effective Time the shares of Sub Common Stock in favor of adoption approval of this Agreement, as and to the extent required by applicable Law.

           6.12      ACCOUNTING, TAX AND REGULATORY MATTERS

           No Parent Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section 9.1(b).

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

           7.1       AFFIRMATIVE COVENANTS OF COMPANY

           From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein, Company shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

           7.2       NEGATIVE COVENANTS OF COMPANY

           From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein, Company covenants and agrees that it will not do or agree or commit to do any of the following:

                     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of Company, or

                     (b) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or impose, or suffer the imposition, on any Asset of Company of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Company Disclosure Memorandum); or

                     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Company, or declare or pay any dividend or make any other distribution in respect of Company Capital Stock; or

                     (d) except for this Agreement, or pursuant to the exercise of Company Equity Rights outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Company Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Company Capital Stock or any other Equity Right; or

                     (e) adjust, split, combine or reclassify any capital stock of Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Company Capital Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $10,000 other than in the ordinary course of business for reasonable and adequate consideration, or transfer or license to any Person other than Company or otherwise extend, amend or modify in any material respect any rights to material Intellectual Property other than in the ordinary course of business (including changing any domain names or failing to renew existing domain name registrations on a timely basis), or enter into grants to future Intellectual Property rights, other than as may be required by applicable Law; or

                     (f) purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Company Subsidiary, or otherwise acquire direct or indirect control over any Person; or

                     (g) grant any increase in compensation or benefits to the employees or officers of Company, except in accordance with past practice disclosed in Section 7.2(g) of the Company Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in
           Section 7.2(g) of the Company Disclosure Memorandum; enter into or amend any severance agreements with officers of Company; grant any increase in fees or other increases in compensation or other benefits to directors of Company except in accordance with past practice disclosed in Section 7.2(g) of the Company Disclosure Memorandum; or waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Company Equity Rights or restricted stock, or reprice Company Equity Rights granted under any Company Stock Plan or authorize cash payments in exchange for any Company Equity Rights; or

                     (h) enter into or amend any employment Contract between Company and any Person (except for any such amendment as is required by Law) that Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                     (i) adopt any new employee benefit plan or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or GAAP as concurred to by Parent's independent auditors; or

                     (k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of Company for money damages or restrictions upon the operations of Company; or

                     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

           7.3       ADVERSE CHANGES IN CONDITION

           Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.


                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS
                              ---------------------

           8.1       STOCKHOLDER APPROVAL

           Company shall solicit written consents in lieu of a Stockholders' Meeting as soon as reasonably practicable for the purpose of obtaining approval of this Agreement and such other related matters as it deems appropriate. In connection with such solicitation, (i) the Board of Directors of Company shall recommend to its stockholders the approval of the matters submitted for approval, (ii) the Board of Directors and officers of Company shall use their reasonable best efforts to obtain such stockholders' approval, and (iii) Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, concurrently with or as soon as practicable after the execution of this Agreement (and in each case prior to the Effective Time), from each holder of Company Capital Stock an executed Stockholder Representation Agreement. Parent and Company shall make all necessary filings with respect to the Merger under the Securities Laws.

           8.2       EXCHANGE LISTING

           Parent shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of Parent Common Stock to be issued to the holders of Company Capital Stock pursuant to the Merger, and Parent shall give all notices and make all filings with the Nasdaq National Market required in connection with the transactions contemplated herein.

           8.3       REGULATORY FILINGS; REQUIRED CONSENTS

           The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory

Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). Each Party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to the other Party which appears in any filing made with, or written materials submitted to, any Regulatory Authority or other Person in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any Regulatory Authority or other Person and provide the other Party with an opportunity to participate in any meetings with a Regulatory Authority or other Person relating thereto; provided, that nothing contained herein shall be deemed to provide either Party with a right to review any information provided to any Regulatory Authority on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. To the extent permitted by Law, the Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

`          8.4       FILINGS WITH STATE OFFICES

           Upon the terms and subject to the conditions of this Agreement, Company and Sub shall file with the Secretary of State of the State of California in connection with the Closing the Plan of Merger, together with the required officers' certificates, in accordance with the relevant provisions of the California Corporations Code.

           8.5       AGREEMENT AS TO EFFORTS TO CONSUMMATE

           Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in ARTICLE 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

           8.6       INVESTIGATION AND CONFIDENTIALITY.

                     (a) Prior to the Effective Time and subject to applicable Laws relating to the exchange of information, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties and of its financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                     (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                     (c) Company shall use its reasonable efforts to exercise its rights, and shall not waive any rights, under confidentiality agreements entered into with Persons who were considering an Acquisition Proposal with respect to Company to preserve the confidentiality of the information relating to Company provided to such Persons and their Affiliates and Representatives.

                     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

           8.7       PRESS RELEASES

           Prior to the Effective Time, Company and Parent shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

           8.8       CERTAIN ACTIONS

           Except with respect to this Agreement and the transactions contemplated hereby, neither Company nor any Affiliate thereof nor any Representatives thereof shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither Company nor any Affiliate or

Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Company may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. Company shall promptly advise Parent following the receipt of any Acquisition Proposal and the details thereof, and advise Parent of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Company shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

           8.9       TAX TREATMENT

           Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

           8.10      STATE TAKEOVER LAWS

           Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law.

           8.11      CHARTER PROVISIONS

           Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of Company or restrict or impair the ability of Parent or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Company that may be directly or indirectly acquired or controlled by them.

           8.12      EMPLOYEE BENEFITS AND CONTRACTS

           Following the Effective Time, Parent shall provide generally to officers and employees of Company employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Parent Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Parent Entities to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of Parent retirement plans) benefit accrual under Parent's employee benefit plans, the service of the employees of the Company Entities prior to the Effective Time shall be treated as service with a Parent Entity participating in such employee benefit plans. Parent also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.12 of the Company Disclosure Memorandum to Parent between Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Company Benefit Plans (other than Company Equity Rights).

           8.13      INDEMNIFICATION.

                     (a) Parent shall not cause or allow the Surviving Corporation to modify, and shall cause the Surviving Corporation to honor, any rights to indemnification or exculpation from Liabilities arising out of actions or omissions arising out of any Person's service or services as a director or officer of Company or, at Company's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) now existing in favor of such Persons as provided in Company's articles of incorporation or bylaws, as in effect on the date of this Agreement.

                     (b) Any Person wishing to claim indemnification under paragraph (a) of this Section 8.13 (each, an "Indemnified Party"), upon learning of any such Liability or Litigation, shall promptly notify the Surviving Corporation thereof. In the event of any such Litigation (whether arising before or after the Effective Time), except as otherwise provided in any indemnification Contract between Company and the Indemnified Party, (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                     (c) If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.13.

                     (d) Company shall use its reasonable best efforts to cause each of the directors and officers of Company and each other Person who is party to an indemnification agreement with Company to execute and deliver to Parent the letters contemplated by Section 9.2(h).

           8.14      REGISTRATION RIGHTS

           At the Closing, Parent shall execute and deliver a declaration of registration rights ("DECLARATION OF REGISTRATION RIGHTS") in substantially the form attached hereto as Exhibit 5. As soon as practicable after the Closing, Parent shall use its reasonable efforts to obtain all required approvals pursuant to the Fourth Amended and Restated Registration Rights Agreement dated as of September 20, 1999, among Parent and certain holders of Parent Capital Stock identified therein (the "PARENT REGISTRATION RIGHTS AGREEMENT"), to amend the Parent Registration Rights Agreement to provide that, with respect to the shares of Parent Common Stock issued in the Merger, the former holders of Company Capital Stock shall be entitled to registration rights under Sections 3 and 4 of the Parent Registration Rights Agreement on a pro rata basis with holders of Restricted Stock (as defined in the Parent Registration Rights Agreement), and such amendment shall supersede the Declaration of Registration Rights.

           8.15      TREATMENT OF HP WARRANTS

                     (a) Pursuant to a Warrant to Purchase Common Stock, dated December 23, 1999 (the "HP Warrant"), between Company and Hewlett-Packard Company ("HP"), HP may exercise rights to purchase up to 1,136,605 shares of Company Common Stock (the "Base Warrant Shares") and up to an additional 436,272 shares of Company Common Stock (the "Contingent Warrant Shares") if Company's revenues for the calendar years 2000 and 2001 include specified amounts of "HP Revenue" (as defined in the Warrant) (the "Revenue Requirements"). Prior to the Closing, Company shall take all such action as Parent or its counsel shall direct to irrevocably waive the Revenue Requirements so as to permit exercise of the HP Warrant with respect to the Contingent Warrant Shares on the same basis the HP Warrant may be exercised with respect to the Base Warrant Shares.

                     (b) Prior to Closing, Company may undertake to negotiate with HP the terms on which Company will waive the Revenue Restrictions, including possible modifications to the Strategic Supply, Services and Promotion Agreement, dated as of December 23, 1999 (the "Strategic Agreement"), between Company and HP,and possible reduction in the number of Contingent Warrant Shares. Company shall keep Parent fully apprised of the status of all such negotiations and Parent shall have the right to participate in such negotiations. Company shall not agree to any modifications to the Strategic Agreement without the prior written consent of Parent.


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

           9.1       CONDITIONS TO OBLIGATIONS OF EACH PARTY

           The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                     (a) STOCKHOLDER APPROVAL. The stockholders of Company shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

                     (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Parent would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

                     (c) CONSENTS AND APPROVALS. Company shall have obtained the Consents identified in Section 5.2(c) of the Company Disclosure Memorandum and any and all other Consents required for consummation of the Merger (other than those referred to in Section
           (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Parent would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

                     (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                     (e) EXCHANGE LISTING. To the extent required by Nasdaq National Market rules, the shares of Parent Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                     (f) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that
           (i) the Merger will constitute a reorganization within the meaning of
           Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Company Capital Stock for Parent Common Stock will not give rise to gain or loss to the stockholders of Company with respect to such exchange (except to the extent of any cash received), and (iii) none of Company, Sub or Parent will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Company and Parent reasonably satisfactory in form and substance to such counsel.

           9.2       CONDITIONS TO OBLIGATIONS OF PARENT

           The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to
Section 11.6(a):

                     (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.19, 5.20, 5.21 and 5.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Company set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20, 5.21 and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Company Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                     (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                     (c) CERTIFICATES. Company shall have delivered to Parent (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Company and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Company's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Parent and its counsel shall request.

                     (d) OPINION OF COUNSEL. Parent shall have received an opinion of Rosenblum Parish & Isaacs, A Law Corporation, counsel to Company, dated as of the Closing, in form reasonably satisfactory to Parent, as to the matters set forth in Exhibit 6.

                     (e) ESCROW AGREEMENT. Each of Parent, the Escrow Agent and the Stockholder Representative shall have executed and delivered the Escrow Agreement.

                     (f) NONSOLICITATION AGREEMENTS. Each of the persons identified by Parent prior to Closing shall have executed and delivered to Parent an agreement in substantially the form of Exhibit
           7. Daniel J. Fraisl shall have executed and delivered to Parent an agreement in substantially the form of Exhibit 8.

                     (g) TERMINATION OF CERTAIN AGREEMENTS. Parent shall have received evidence reasonably satisfactory to it that (i) the Company Shareholders Agreement has been amended to provide that the provisions of Section 4.2 of the Company Shareholders Agreement shall not apply to the Merger or any of the other transactions contemplated by this Agreement and that the Shareholders Agreement shall be terminated automatically effective as of the Effective Time, (ii) the Company Registration Rights Agreement has been amended to provide that it shall be terminated automatically effective as of the Effective Time, and (iii) the Purchase Agreement has been amended to provide that it shall be terminated automatically effective as of the Effective Time.

                     (h) CLAIMS LETTERS. Each of the directors and officers of Company and each other Person who is party to an indemnification agreement with Company shall have executed and delivered to Parent letters in substantially the form of Exhibit 91010.

           9.3       CONDITIONS TO OBLIGATIONS OF COMPANY

           The obligations of Company to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Company pursuant to
Section 11.6(b):

                     (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Parent set forth in Section 6.12 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.12) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Parent Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                     (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Parent to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                     (c) CERTIFICATES. Parent shall have delivered to Company (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Parent and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Parent's Board of Directors and Sub's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Company and its counsel shall request.

                     (d) OPINION OF COUNSEL. Company shall have received an opinion of Alston & Bird LLP, counsel to Parent, dated as of the Closing, in form reasonably satisfactory to Company, as to the matters set forth in Exhibit 10.


                                   ARTICLE 10
                                   TERMINATION
                                   -----------
           10.1      TERMINATION

           Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Company, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                     (a)       By mutual consent of Parent and Company; or

                     (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, on the breaching Party; or

                     (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                     (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Company fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at a Stockholders' Meeting where such matters were presented to such stockholders for approval and voted upon or consented to in writing; or

                     (e) By either Party in the event that the Merger shall not have been consummated by March 1, 2000, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                     (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e).

           10.2      EFFECT OF TERMINATION

           In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and ARTICLE 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.


                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

           11.1      DEFINITIONS.

                     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                     "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                     "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
           (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                     "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                     "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                     "CLOSING DATE" shall mean the date on which the Closing occurs.

                     "COMPANY CAPITAL STOCK" shall mean, collectively, the Company Common Stock, the Company Preferred Stock and any other class or series of capital stock of Company.

                     "COMPANY COMMON STOCK" shall mean the $.01 par value common stock of Company.

                     "COMPANY DISCLOSURE MEMORANDUM" shall mean the written information entitled "Network24 Communications, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                     "COMPANY ENTITIES" shall mean, collectively, Company and all Company Subsidiaries.

                     "COMPANY FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition balance sheets (including related notes and schedules, if any) of Company as of December 31, 1998, and as of September 30, 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1999, and for each of the three fiscal years ended December 31, 1998, and (ii) the consolidated statements of condition balance sheets of Company (including related notes and schedules, if any) and related statements of income operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1999.

                     "COMPANY MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Company and its Subsidiaries, taken as a whole, or (ii) the ability of Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Company Material Adverse Effect" shall not be deemed to include the impact of (a) general industry, economic or stock market conditions or changes in GAAP, or (b) actions and omissions of Company taken with the prior informed written Consent of Parent in contemplation of the transactions contemplated hereby.

                     "COMPANY PREFERRED STOCK" shall mean the $.01 par value preferred stock of Company, including the Company Series A Stock.

                     "COMPANY SERIES A STOCK" shall mean the $.01 par value Series A Preferred Stock of Company.

                      "COMPANY STOCK PLAN" shall mean the 1997 Stock Option
           Plan.

                     "COMPANY SUBSIDIARIES" shall mean the Subsidiaries of Company, which shall include the Company Subsidiaries described in
           Section 5.4 and any corporation or other organization acquired as a Subsidiary of Company in the future and held as a Subsidiary by Company at the Effective Time.

                     "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidential Disclosure Agreement, dated October 29, 1999, between Company and Parent.

                     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                     "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                     "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

                     "DGCL" shall mean the General Corporation Law of the State of Delaware.

                     "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                     "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Right.

                     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                     "ESCROW AGENT" shall mean the escrow agent under the Escrow Agreement.

                     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                     "EXHIBITS" 1 through 10, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                     "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                     "INTELLECTUAL PROPERTY" shall mean the following items: (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) trademarks, service marks, trade dress, domain names, maskworks, logos, trade names and corporate names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) copyrightable works, copyrights and all applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) computer software, together with all translations, adaptations, derivations and combinations thereof (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

                     "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                     "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the directors and executive officers of such Person and employees of such Person charged with senior administrative or operational responsibility for matters as to which knowledge is ascribed.

                     "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                     "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                     "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                     "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                     "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

                     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                     "NASDAQ NATIONAL MARKET" shall mean the National Market System of the Nasdaq Stock Market, Inc.

                     "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                     "PARENT CAPITAL STOCK" shall mean, collectively, the Parent Common Stock, the Parent Preferred Stock and any other class or series of capital stock of Parent.

                     "PARENT COMMON STOCK" shall mean the $.01 par value common stock of Parent.

                     "PARENT DISCLOSURE MEMORANDUM" shall mean the written information entitled "Akamai Technologies, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Company describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                     "PARENT ENTITIES" shall mean, collectively, Parent and all Parent Subsidiaries.

                     "PARENT FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition balance sheets (including related notes and schedules, if any) of Parent as of September 30, 1999, and as of December 31, 1998, and the related statements of income operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1999, and for the fiscal year ended December 31, 1998, as filed by Parent in SEC Documents, and (ii) the consolidated statements of condition balance sheets of Parent (including related notes and schedules, if any) and related statements of income operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1999.

                     "PARENT MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Parent and its Subsidiaries, taken as a whole, or (ii) the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Parent Material Adverse Effect" shall not be deemed to include the impact of (a) general industry, economic or stock market conditions or changes in GAAP, (b) demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of Parent to, this Agreement or any of the transactions contemplated by this Agreement, (c) failure of Parent to meet the revenue or earnings predictions of equity analysts (as reflected in the First Call consensus estimate), or any other published revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, (d) changes in the market price or trading volume of Parent Common Stock, or (e) actions and omissions of any Parent Entity taken with the prior informed written Consent of Company in contemplation of the transactions contemplated hereby.

                     "PARENT PREFERRED STOCK" shall mean the $.01 par value preferred stock of Parent.

                     "PARENT SUBSIDIARIES" shall mean the Subsidiaries of Parent.

                     "PARTY" shall mean either Company or Parent, and "PARTIES" shall mean both Company and Parent.

                     "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                     "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                     "REGULATORY AUTHORITIES" shall mean, collectively, the Securities and Exchange Commission ("SEC"), the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                     "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                     "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                     "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                     "STOCKHOLDER REPRESENTATIVE" shall mean Daniel J. Fraisl (or any other Person designated by Daniel J. Fraisl to serve as the Stockholder Representative under the terms of the Escrow Agreement).

                     "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of Company to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

                     "SUB COMMON STOCK" shall mean the $.01 par value common stock of Sub.

                     "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                     "SURVIVING CORPORATION" shall mean Sub as the surviving corporation resulting from the Merger.

                     "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                     "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                     (b) The terms set forth below shall have the meanings ascribed thereto on the referenced pages:

           Agreement..........................................................1
           Base Warrant Shares...............................................34

           Certificates.......................................................7
           Closing............................................................2
           Common Exchange Ratio..............................................3
           Common Firm Exchange Ratio.........................................3
           Company............................................................1
           Company Benefit Plans.............................................18
           Company Contracts.................................................19
           Company Equity Rights..............................................5
           Company ERISA Plan................................................18
           Company Intellectual Property.....................................15
           Company Registration Rights Agreement.............................11
           Company Shareholders Agreement....................................11
           Confidential Information..........................................15
           Contingent Warrant Shares.........................................34
           Declaration of Registration Rights................................34
           Dissenting Stockholder.............................................4
           Effective Time.....................................................2
           ERISA Affiliate...................................................18
           Escrow Agreement...................................................8
           Escrow Exchange Ratio..............................................3
           Escrow Shares......................................................4
           Exchange Agent.....................................................6
           Firm Shares........................................................4
           HP................................................................34
           HP Revenue........................................................34
           HP Warrant........................................................34
           Indemnified Party.................................................33
           Merger.............................................................2
           Parent.............................................................1
           Parent Registration Rights Agreement..............................34
           Parent SEC Reports................................................23
           Plan of Merger.....................................................1
           Purchase Agreement................................................11
           Revenue Requirements..............................................34
           SEC...............................................................45
           Strategic Agreement...............................................34
           Sub................................................................1
           Takeover Laws.....................................................21
           Tax Opinion.......................................................35
           Voting Agreements..................................................1

                     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

           11.2      EXPENSES.

                     (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. For planning purposes, Company shall, within 30 days from the date hereof, provide Parent with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Company in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Company shall promptly notify Parent if or when it determines that it will expect to exceed its budget. Promptly after the execution of this Agreement, Company shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Company shall accrue and/or pay all of such amounts promptly thereafter.

                     (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for any breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

           11.3      BROKERS AND FINDERS

           Except for Donaldson Lufkin & Jenrette Securities Corporation as to Parent, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Company or any Affiliate or by Parent, each of Company and Parent, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

           11.4      ENTIRE AGREEMENT

           Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 and 8.14.

           11.5      AMENDMENTS

           To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Company Capital Stock, there shall be made no amendment that reduces or modified in any material respect the consideration to be received by holders of Company Capital Stock pursuant to the California Corporations Code requires further approval by such stockholders without the further approval of such stockholders.

           11.6      WAIVERS.

                     (a) Prior to or at the Effective Time, Parent, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Company, to waive or extend the time for the compliance or fulfillment by Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

                     (b) Prior to or at the Effective Time, Company, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Company.

                     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

           11.7      ASSIGNMENT

           Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

           11.8      NOTICES

           All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

           Company:              Network24 Communications, Inc.
                                 10051 Pasadena Avenue
                                 Cupertino, California 95014
                                 Telecopy Number: (408) 873-3702

                                 Attention: Daniel J. Fraisl

           Copy to Counsel:      Rosenblum Parish & Isaacs, A Law Corporation
                                 160 West Santa Clara Street
                                 San Jose, California 95113
                                 Telecopy Number: (408) 280-2801

                                 Attention: Barry Lee Katzman

           Parent:               Akamai Technologies, Inc.
                                 201 Broadway
                                 Cambridge, Massachusetts 02139
                                 Telecopy Number:  (617) 250-3694

                                 Attention: General Counsel

           Copy to Counsel:      Alston & Bird LLP
                                 North Building, 11th Floor
                                 601 Pennsylvania Avenue, N.W.
                                 Washington, D.C. 20004
                                 Telecopy Number: (202) 756-3333

                                 Attention: David E. Brown, Jr.

           11.9      GOVERNING LAW

           This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

           11.10     COUNTERPARTS

           This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           11.11     CAPTIONS; ARTICLES AND SECTIONS

           The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

           11.12     INTERPRETATIONS

           Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties.

           11.13     ENFORCEMENT OF AGREEMENT

           The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

           11.14      SEVERABILITY

           Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

           IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                            AKAMAI TECHNOLOGIES, INC.

                                            By: /s/ Paul Sagan
                                                --------------------------------
                                                President


                                            ALOHA MERGER CORPORATION


                                            By: /s/ Robert O. Ball III
                                                --------------------------------
                                                President


                                            NETWORK24 COMMUNICATIONS, INC.


                                            By: /s/ Daniel J. Fraisl
                                                --------------------------------
                                                President